EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Scientific Technologies Incorporated of our report dated March 12, 2003 relating to the financial statements, which report appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 28, 2003